THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   FAMILY BANK
                      1000 EAST HALLANDALE BEACH BOULEVARD
                            HALLANDALE, FLORIDA 33009

The undersigned hereby appoints Carol R. Owen and Lynn W. Fromberg, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of Family Bank held of record by the undersigned on May 1, 1997, at the Special Meeting of Shareholders to be held on June 27, 1997 and at any adjournment or postponement thereof.

1. Approval of the Agreement and Plan of Merger, dated as of January 7, 1997 (the "Merger Agreement"), by and among the Republic Security Financial Corporation, Republic Security Bank and Family Bank, providing for the merger of Family Bank with and into Republic Security Bank, a wholly owned subsidiary of Republic Security Financial Corporation.

         |_|      FOR
         |_|      AGAINST
         |_|      ABSTAIN

2. Approval of the Plan of Merger and Merger Agreement, dated as of January 7, 1997 (the "Plan of Merger"), by and among Republic Security Bank and Family Bank, providing for the merger of Family Bank with and into Republic Security Bank. The Plan of Merger is the instrument to be filed with the Florida Department of Banking and Finance to effect the merger.

         |_|      FOR
         |_|      AGAINST the Plan of Merger, not exercising dissenters' rights.
         |_|      AGAINST the Plan of Merger, exercising dissenters' rights.
         |_|      ABSTAIN

3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 and "FOR" PROPOSAL 2.

Dated: _________________

                                          --------------------------------
                                          Signature


                                          --------------------------------
                                          Signature if held jointly

     Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                        CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.